BAKER, DONELSON, BEARMAN & CALDWELL,
                 a Professional Corporation
               165 Madison Avenue, 20th Floor
                  Memphis, Tennessee 38103
                       August 29,1997



Board of Directors
Mid-America Apartment Communities, Inc.
6584 Poplar Avenue, Suite 340
Memphis, Tennessee 38138

Gentlemen:

       We are acting as counsel to Mid-America Apartment Communities, Inc., a Tennessee corporation (the "Company"), in connection with its registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission relating to the proposed public offering of up to $233,875,000 in aggregate amount of its shares of common stock, $.01 par value per share ("Common Stock"); one or more series of its shares of preferred stock, $.01 par value per share (the "Preferred Stock"); debt securities of the Company (the "Debt Securities"); and warrants to purchase the Common Stock, Preferred Stock and Debt Securities (the "Securities Warrants"). The Common Stock, the Preferred Stock, the Debt Securities and the Securities Warrants are referred to collectively herein as the "Securities", all of which Securities may be offered and sold by the Company from time to time as set forth in the prospectus which forms a part of the Registration Statement (the "Prospectus"), and as to be set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. (S) 229.601(b)(5), in connection with the Registration Statement.

      We assume that the classification, terms and conditions, amount, issuance and sale of the Securities to be offered from time to time will be duly authorized and determined by proper action by the Board of Directors of the Company consistent with the procedures and terms described in the Registration Statement (each, a "Board Action") and in accordance with the Company's Amended and Restated Charter, as amended (the "Charter"), and applicable Tennessee law. We further assume that prior to any issuance of Preferred Shares, appropriate articles of amendment shall be filed for recordation with the Tennessee Secretary of State (each, "Articles of Amendment").

      For purposes of this opinion letter, we have examined such documents as we have deemed necessary, including copies of the following documents:

         1.   An executed copy of the Registration Statement;

         2. The Charter, as amended, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

         3. The Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

      In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. We have also assumed the accuracy, completeness and authenticity of the foregoing certifications of trust officers and statements of fact, on which we are relying, and have made no independent investigations thereof. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

      We call your attention to the fact that our firm only requires lawyers to be qualified to practice law in the States of Tennessee and Mississippi and the District of Columbia and, in rendering the foregoing opinions, we express no opinion with respect to any laws relevant to this opinion other than the laws and regulations identified herein.

      Based upon, subject to and limited by the foregoing, we are of the opinion that, as of the date hereof:

         1. When the Registration Statement has become effective under the Securities Act of 1933, as amended (the "Act"), and when a series of the Preferred Stock has been classified by applicable Board Action, in accordance with the terms of the Charter and applicable law, and appropriate Articles of Amendment have been filed, and, when issuance of such Preferred Stock has been appropriately authorized by applicable Board Action and following issuance of any such series of Preferred Stock against payment of valid consideration therefor in accordance with the terms of such Board Action and any applicable underwriting or purchase agreement, as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such Preferred Stock will be validly issued, fully paid and non-assessable under the Tennessee Business Corporation Act (the "TBCA").
         2. When the Registration Statement has become effective under the Act, upon due authorization by Board Action of an issuance of Common Stock, and following issuance of any such Common Stock against payment for valid consideration therefor in accordance with the terms of such Board Action, and any applicable underwriting or purchase agreement as contemplated by the Registration Statement and/or the applicable Prospectus Supplement such Common Stock will be validly issued, fully paid and non-assessable under the TBCA.

      Our opinion is subject to the following qualifications and limitations:

                     (a)   The  opinions  expressed  herein   are
              subject to the effect of applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights and equitable principles limiting the availability of equitable remedies on the enforeceability of contracts, agreements and instruments.

                    (b) Members of our firm are qualified to practice law in the States of Tennessee and Mississippi and the District of Columbia and nothing contained herein shall be deemed to be an opinion as to any law, rule or regulation other than those of the federal laws of the United States.

                     (c)   The  opinions  set  forth  herein  are
              expressed as of the date hereof and we disclaim any undertaking to advise you of any changes which may subsequently be brought to our attention in the facts and the law upon which such opinions are based.

     This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

      We hereby consent (i) to be named in the Registration Statement, and in the Prospectus, as attorneys who will pass upon the legality of the Securities to be sold thereunder and (ii) to the filing of this opinion as an Exhibit to the Registration Statement.

                             Very truly yours,

                             BAKER, DONELSON, BEARMAN & CALDWELL,
                             a professional corporation

                             By: /s/ John A. Good
                                ------------------------
                                 John A. Good, a Shareholder